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                                                              Exhibit 10(cc)

                           STOCK OPTION AGREEMENT

                              (Non-Assignable)
Date:                                                   Option Number: SP-12

March 31, 1999                                  Number of Shares Purchasable
                                                                       7,500
                            To Purchase Shares of

                            Class B Common Stock

                                    -of-

                         K-V PHARMACEUTICAL COMPANY

THIS CERTIFIES THAT Norman D. Schellenger (the "Participant") is hereby granted the option to purchase, at the option price of $14.000 per share (the "Option Price"), all or any part of that number of fully paid and non-assessable shares of the Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of K-V Pharmaceutical Company, a Delaware corporation (hereinafter called the "Company") above set forth, upon and subject to the following terms and conditions:

         This Option and all rights to purchase shares hereunder shall expire five (5) years from the date hereof (hereinafter called the "expiration date").

         This Option and all rights hereunder shall be non-assignable and non-transferable, except to the extent that the holder's legatees, personal representatives or distributees in the event of the holder's death may be permitted to exercise this Option as hereinafter set forth.

         Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option except as provided herein shall be null and void and without effect.

         As of March 31, 1999, and prior to its expiration or earlier termination, this Option shall be exercisable from time to time in cumulative installments as to all or any of the shares then purchasable hereunder as follows: During the twelve-month period commencing March 31, 1999 and ending March 30, 2000, it may be exercised as to 20% of the shares originally subject hereto; and during each additional consecutive twelve-month period, it may be exercised as to an additional 20%; until the fifth twelve-month period, during which this Option shall be exercisable as to all the shares subject hereto.

         This Option may be exercised from time to time only by delivery to the Company at its main office (attention of the Secretary) of a duly signed notice in writing stating the number of shares with respect to which this Option is being


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exercised and the time and date of delivery thereof, which time and date of delivery shall be during the normal business hours of the Company on a regular business day not less than fifteen (15) days after the giving of such notice unless an earlier date has been mutually agreed upon; provided, however, that not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number then purchasable hereunder; and provided further that this Option may not be exercised at any time when this Option or the granting or exercise hereof violates any law or governmental order or regulation. At the time of delivery specified in such notice, the Company shall, without transfer or issue tax to the holder (or other person entitled to exercise this Option) transfer and set aside for the benefit of the holder (or other person entitled to exercise this Option) a certificate or certificates out of the Company's theretofore authorized but unissued or reacquired shares of Class B Common Stock as the Company may elect (with appropriate legend thereon, if deemed necessary by the Company, containing the representation by the person exercising the Option that the shares purchased shall be for investment purposes and not with a view to resale or distribution) against payment of the option price in full for the number of shares purchased by either (i) cash (including a certified or bank cashier's check or the equivalent thereof), or (ii) at the discretion of the Board of Directors of the Company (with the Participant abstaining from voting), by delivering at fair market value, as determined by the Board of Directors of the Company (with the Participant abstaining from voting), Company Common Stock already owned by the holder, or (iii) any combination of cash and Company Common Stock, to be held by the Company and subsequently delivered to the holder (or such other person) as hereinafter provided. If the holder fails to pay for any part of the number of shares specified in such notice as required, the right to purchase such shares may be terminated by the Board of Directors of the Company (with the Participant abstaining from voting).

         Except as hereinafter provided, no Option may be exercised at any time unless the holder hereof is a director of the Company.

         To the extent that this Option has not been exercised in full prior to its termination or Expiration date, whichever occurs sooner, it shall terminate and become void and of no effect.

         All Class B Common Stock purchased pursuant to the exercise of an Option shall be held by the Company for a period of two years from the date of exercise (the "Holding Period"). If the holder ceases to be a director of the Company during the Holding Period for any reason, except death or disability, the holder's purchase thereof shall be voidable at the Company's sole option and discretion at any time within the Holding Period. If any purchase of Class B Common Stock is so voided, the least of (i) the funds paid by the holder in connection with the voided transaction; (ii) the value in cash of Common Stock used to purchase such Class B


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Common Stock, determined as of the date of such purchase, less any amount which would have been forfeited relative to Stock used and the Holding.

         Upon completion of the Holding Period (under normal Company policies), the Company shall deliver to the holder or the holder's personal representative, as soon as practicable thereafter, certificates representing the Class B Common Stock purchased hereunder (the "Certificates"). Free and clear of restrictions which are necessary to assure compliance by the Company and the holder with applicable federal and state securities laws and/or the listing requirements of any national securities exchange.

         This Option shall not confer upon the holder any right to remain in the employ of the Company or any subsidiary thereof and shall not confer upon the holder any rights in the stock of the Company prior to the issuance of a stock certificate pursuant to the exercise of this Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         In the event that the outstanding shares of Class B Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or in the event that there is a "corporate transaction" as that term is defined in the Regulations under
Section 425 of the Internal Revenue Code of 1986, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, spin-off, combination of shares or dividend payable in capital stock, this Option shall, to the extent that it has not been exercised, entitle the holder upon the subsequent exercise of this Option to such number and kind of securities or other property, subject to the terms of the Option, to which the holder would be entitled had the holder actually owned the shares subject to the unexercised portion of this Option at the time of the occurrence of such event, and the aggregate purchase price upon the subsequent exercise of this Option shall be the same as if the Class B Common Stock of the Company originally optioned were being purchased as provided herein; provided, however, that each such adjustment in the number and kind of shares subject to this Option, including any adjustment in the Option price, shall be made in such manner as not to constitute a "modification" as defined in Section 425 of the Internal Revenue Code of 1986. Any such adjustment made by the Board of Directors shall be conclusive.

         The Company may postpone the issuance and delivery of shares upon any exercise of this Option, if necessary, until admission of such shares to listing on any stock exchange and completion of registration and qualification of such shares under any applicable state or federal law, rule or regulation.

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         The holder hereof shall make such representations and furnish such information to the Company as may be appropriate to permit the Company to issue such shares in compliance with the provisions of the Security Act of 1933, as amended (the "Securities Act"), or any other applicable law, including state securities laws. Without limiting the generality of the foregoing, if requested by the Company, the holder will represent, in form acceptable to the Company, that the holder is purchasing any shares issued pursuant hereto for investment purposes and not with a view to resale or distribution.

         This Option is issued pursuant to the resolutions duly adopted by the Board of Directors, the receipt of a copy of which the holder acknowledges by virtue of the acceptance hereof, and is subject to all the terms and conditions of said resolutions.


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         A determination by the Board of Directors of any questions which may arise with respect to the interpretation and construction of the provisions of this Option shall be final.


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         WITNESS the seal of the Company and the signatures of its duly authorized officers or agents.


Dated: March 31, 1999
                                           K-V PHARMACEUTICAL COMPANY




                                              By /s/ Richard H. Chibnall
                                                ------------------------------
                                                    Vice President, Finance



ACCEPTED:


/s/ Norman D. Schellenger
---------------------------------
Norman D. Schellenger


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